UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 30, 2008


                              Cantop Ventures, Inc.


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                                   0001328769
                            (Commission File Number)

                                   20-2414965
                      (I.R.S. Employer Identification No.)

                                 564 Wedge Lane
                                Fernley, NV 89408
               (Address of Principal Executive Offices) (Zip Code)

                                 (604) 805-6340
              (Registrant's Telephone Number, Including Area Code)


This Current Report on Form 8-K is filed by Cantop Ventures, Inc., a Nevada corporation (the "Company"), in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR.

On March 20, 2008, the stockholders holding a majority of the shares of Cantop Ventures, Inc. (the Company") outstanding common stock approved an amendment and restatement of the Company's Articles of Incorporation to include the following changes:

     1) Amendment to our Articles of Incorporation to change the name of the Company from Cantop Ventures, Inc. to Wolf Resources, Inc.

     2) Amendment to our Articles of Incorporation to vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.

In addition, certain provisions of the original Articles of Incorporation which were no longer required were deleted.

The Company's Amended and Restated Certificate of Incorporation became effective upon its filing with the Secretary of State of the State of Delaware on April 30, 2008. The proposal to adopt the Amended and Restated Certificate of Incorporation was previously disclosed in a Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2008. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1     Amended and Restated Articles of Incorporation filed April 30, 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Cantop Ventures, Inc.


Date: May 14, 2008                          By: /s/ Christopher Paterson
                                                -----------------------------
                                                Christopher Paterson
                                                President

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